SUBSIDIARIES OF THE REGISTRANT


1)  Intuitive Technology Consultants, Inc.
    3700 Crestwood Parkway, Suite 1000
    Duluth, GA 30096

2)  HDX 9000, Inc.
    501 South Dixie Highway
    West Palm Beach, FL 33401